                                                                       Exhibit 1


                        SERIES A SUBSCRIPTION AGREEMENT
                        -------------------------------

          SUBSCRIPTION Agreement (this "Agreement"), dated as of May 13, 1999,
                                        ---------
between Net2Phone, Inc., a Delaware corporation (the "Company"), and those
                                                      -------
investors listed on Schedule A hereto (each an "Investor" and jointly the
                                                --------
"Investors").
----------

          WHEREAS, the Company seeks to raise up to $30 million through the issuance and sale of Series A Preferred and Warrants (each as defined below) (the "Private Placement");
      -----------------

          WHEREAS, the Investors desire to participate in the Private Placement;

          WHEREAS, the Company is a subsidiary of IDT Corporation, a Delaware corporation ("IDT");
              ---

          WHEREAS, the transactions contemplated by IDT's tender offer (the

"Tender Offer") to repurchase its 8.75% Senior Notes due 2006 (the "Notes"),
-------------                                                       -----
which Tender Offer included a consent solicitation (a "Consent Solicitation")
                                                       --------------------
with respect to IDT's indenture pertaining to the Notes (the "Indenture"), have
                                                              ---------
been consummated, including the Refinancing (as defined in the Tender Offer);

          WHEREAS, certain of the Investors operate as "venture capital operating companies" as defined in the Department of Labor Regulations, Section 2510.3-101(d) (the "VCOC Investors") and must, in order to maintain such status,
                    --------------
have direct contractual rights to participate substantially in, or substantially influence the conduct of the management of, the Company; and

          WHEREAS, upon the terms and subject to the conditions of this Agreement, the Investors desire to purchase shares of Series A Convertible Preferred Stock of the Company, par value $.01 per share (the "Series A
                                                               --------
Preferred"), and Warrants (the "Warrants") to purchase shares of Common Stock of
---------                       --------
the Company, par value $.01 per share (the "Common Stock"), and the Company
                                            ------------
desires to sell shares of Series A Preferred and Warrants to the Investors.

          NOW, THEREFORE, the Company and the Investors hereby agree as follows:

    1.1.  Subscription for Series A Preferred.  Upon the terms and subject to
          -----------------------------------
the conditions of this Agreement, the Company hereby agrees to issue and sell and each of the Investors hereby agrees to purchase from the Company (i) the total number of shares of Series A Preferred (the "Investor Shares"), at a price
                                                   ---------------
of $10 per share of Series A Preferred and (ii) the total number of Warrants (the "Investor Warrants"), each as specified opposite such Investor's name on
      -----------------
Schedule A hereto. The Company and the Investors hereby acknowledge and agree that for United States federal, state and local income tax purposes the purchase price of each of the

Warrants and the Series A Preferred shall be the amount as mutually agreed to by the Company and the Investors within sixty (60) days of the Closing. The Company and the Investors agree to use the foregoing purchase price for all income tax purposes with respect to this transaction.

    1.2.  Issuance of Series A Preferred Shares and Warrants; Execution of
          ----------------------------------------------------------------
Additional Agreements.  At the Closing (as hereinafter defined):
---------------------
          (a) Each Investor will pay or tender to the Company cash in immediately available funds in the amount representing the aggregate purchase price for the number of Investor Shares and Investor Warrants purchased by such Investor (the "Purchase Price").
               --------------
          (b) The Company shall issue and deliver to each Investor a share certificate or certificates representing the Investor Shares acquired hereunder by such Investor, which certificate or certificates shall be registered in such Investor's name or such name as such Investor designates and shall be in the form to be agreed by the parties.

          (c) The Company and the Investors shall execute and deliver the Registration Rights Agreement relating to the shares of Common Stock underlying the Investor Shares and the Investor Warrants substantially in the form attached as Exhibit A hereto (the "Registration Rights Agreement").
   ---------              -----------------------------

          (d) The Company and the Investors shall execute and deliver the Co-Sale Agreement relating to the potential sales of Common Stock, Investor Shares and Investor Warrants substantially in the form attached as Exhibit B hereto
                                                            ---------
(the "Co-Sale Agreement").
      -----------------

          (e) The Company shall issue and deliver to each Investor a warrant certificate representing the Investor Warrants issuable to such Investor, which certificate shall be registered in the Investor's name or in such name as such Investor designates and shall be substantially in the form attached as Exhibit C
                                                                       ---------
hereto (each, a "Warrant Certificate" and collectively, the "Warrant
                 -------------------                         -------
Certificates").
------------

          (f) The Company, IDT, Clifford Sobel, the Investor and each of the other Investors which have simultaneously entered into Series A Subscription Agreements with the Company shall execute and deliver a Stockholders Agreement (the "Stockholders Agreement") substantially in the form attached as Exhibit D
      ----------------------                                         ---------
hereto.

          (g) The Company shall have authorized the Investor Shares, which Investor Shares shall have the rights, preferences and terms set forth in the Amended and Restated Certificate of Incorporation attached as Exhibit E hereto
                                                              ---------
(the "Amended and Amended and Restated Certificate of Incorporation" and,
      -------------------------------------------------------------
together with the Registration Rights Agreement, the Co-Sale Agreement, the Warrant Certificate, the Stockholders Agreement, the Separation Agreement by and between IDT and the Company, the Assignment Agreement by and between IDT and the Company, the IDT Services Agreement by and between the Company and IDT, the Net2Phone Services Agreement by and between the Company and IDT, the Internet/Telecommunications Agreement by and between the Company and IDT, the Joint Marketing Agreement by and between the Company and IDT, the Tax Sharing and

Indemnification Agreement by and between the Company and IDT, the Assignment and Assumption Agreement by and between the Company and IDT, the Company's 1999 Stock Option and Incentive Plan and Clifford M. Sobel's employment agreement with the Company, as amended (the "Sobel Agreement") are hereinafter collectively referred to as the "Additional Agreements").;
                                 ---------------------

    1.3.  Closing.  The issuance and delivery of the Investor Shares and
          -------
Investor Warrants by the Company to the Investors and the delivery of the Purchase Price to the Company (the "Closing"), will take place at the offices of
                                    -------
Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, at 10:00 A.M. on May 13, 1999, or at such other time and place as the Company and the Investors may agree orally or in writing.

2.  Representations, Warranties and Acknowledgments of the Investors.
    ----------------------------------------------------------------

          Each Investor hereby represents, warrants and acknowledges to the Company, severally and not jointly, as follows:

          2.1.  Receipt of Agreements; Access to Information.  The Investor has
                --------------------------------------------
received and reviewed this Agreement, the Additional Agreements and the Confidential Executive Summary, dated February 2, 1999 (as updated, the "Memorandum") prepared and distributed by Hambrecht & Quist, LLC (the "Placement
 ----------                                                            ---------
Agent"). The Company has provided the Investor with the opportunity to ask
-----
questions of and to receive answers from representatives of the Company concerning the Company and an investment in the Investor Shares and the Investor Warrants.

    2.2.  No Registration of Shares.  The Investor is aware that the Investor
          -------------------------
Shares, the Investor Warrants and, when and if issued, the Common Shares underlying the Investor Shares and the Investor Warrants (the Investor Shares, the Investor Warrants and underlying Common Shares are collectively referred to herein as the "Securities"), have not been registered under the Securities Act
               ----------
of 1933, as amended (the "Act"), that such offer and sale are intended to be
                          ---
exempt from registration under the Act and the rules promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and that the Securities
                                             ---
cannot be sold, assigned, transferred, or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available. The Investor is also aware that sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement and that the certificates for the Securities will bear appropriate legends restricting their transfer pursuant to applicable laws, this Agreement and the Additional Agreements.

    2.3.  Suitability of Investment.
          -------------------------

          (a) The Investor understands that there is no established market for the Securities;

          (b) The Investor is acquiring the Securities for its own account, or for the account of another "accredited investor" who is an affiliate of the Investor and who can make all of the representations contained herein, for investment purposes only and not with a view to the resale or distribution thereof;

          (c) The Investor has not and will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Securities, except in accordance with applicable federal and state securities laws and the provisions of this Agreement or the Additional Agreements as long as such documents remain in effect;

          (d) The Investor has such knowledge and experience in financial, business and tax matters that the Investor is capable of evaluating the merits and risks relating to the Investor's investment in the Securities and making an investment decision with respect to the Company;

          (e) To the full satisfaction of the Investor, the Investor has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Securities;

          (f) Neither the Investor nor any of its affiliates has engaged in any activity that would be deemed a "general solicitation" under the provisions of Regulation D.

          (g) The Investor has such knowledge and experience in financial or business matters that it can, and it has, adequately analyzed the risks of an investment in the Securities and it has determined the Securities are a suitable investment for the Investor and that the Investor is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company;

          (h) The Investor is aware that there are substantial risks incident to an investment in the Securities, including, without limitation, those summarized under "Risk Factors" in the Memorandum; and

          (i) The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Act as presently in effect and is either purchasing for its own account or for the account of another "accredited investor", and any accounts for which the Investor is acting are each able to bear the economic risks of this investment. For each Investor subject to ERISA (as defined below), if the Investor is acquiring the Securities as a fiduciary or agent for another investor's account, the Investor has sole investment and voting discretion with respect to such account and has full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.

    2.4.  Authorization.  All action on the part of the Investor necessary for
          -------------
the authorization, execution and delivery of this Agreement and the Shareholders Agreement and the Registration Rights Agreement and for the performance of all obligations of the Investor hereunder and thereunder has been taken. This Agreement has been, and the Shareholders Agreement and the Registration Rights Agreement will be, duly executed and delivered by the Investor and will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms, subject to (i) the laws of bankruptcy and the laws affecting creditors' rights generally, and (ii) the availability of equitable remedies, and (iii) the fact that such Investor's indemnification obligations under this Agreement and the Registration Rights Agreement may be unenforceable on the grounds of public policy.

3.  Representations, Warranties and Acknowledgments of the Company.
    --------------------------------------------------------------

          The Company hereby represents, warrants and acknowledges to the Investors as follows:

    3.1.  Organization, Good Standing and Qualification.  The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its assets and properties, to carry on its Internet telephony business and such other businesses as presently conducted or as currently proposed to be conducted by the Company (the "Business"), to execute and deliver this Agreement and the Additional Agreements and to issue and sell the Securities pursuant to this Agreement. The Company possesses all governmental and other permits, licenses and other authorizations to own its properties as now owned and to conduct its Business, except where the failure to possess such governmental and other permits, licenses and other authorizations would not have a material adverse effect on the business, assets, financial condition, results of operations or properties of the Company (a "Material Adverse Effect"). The
                                               -----------------------
Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the properties owned or leased or the business transacted by the Company makes such qualification to do business as a foreign corporation necessary, except for such jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Company has no subsidiaries or affiliated company (other than IDT and its subsidiaries) and does not presently own or control, directly or indirectly, any interest in any corporation, association or other business entity.

    3.2.  Capitalization.  The authorized capital of the Company consists of:
          --------------

          (a)  Capital Stock.  120,000,000 shares of capital stock, including
               -------------
95,000,000 shares of Common Stock, 1,032,000 shares of which are issued and outstanding prior to the Closing, 3,200,000 shares of which are reserved for issuance upon conversion of the Investor Shares and Investor Warrants, 60,000 shares of which are reserved for issuance to Hambrecht & Quist LLC pursuant to the terms of an engagement letter and 1,680,000 shares of which are reserved for issuance upon the exercise of options that have been or may be granted under the Company's stock option and incentive plans, and 15,000,000 shares of Class A Stock, par value $.01 per share, 3,000,000 shares of which are reserved for issuance upon conversion of the Investor Shares, 9,288,000 shares of which are issued and outstanding prior to the Closing.

          (b)  Preferred Stock.  10,000,000 shares of preferred stock, 3,150,000
               ---------------
of which have been designated as Series A Preferred, par value $.01 per share, none of which is issued or outstanding prior to the Closing. There are no other shares of preferred stock authorized, issued or outstanding.

          (c)  Rights.  Except for (i) up to 1,680,000 shares of Common Stock
               ------
which may be issued upon the exercise of options that have been or may be granted under the Company's stock option and incentive plans, (ii) shares that may be issuable to Clifford Sobel pursuant to the Sobel Agreement and (iii) the Investor Shares and Investor Warrants to be issued hereunder, there are not outstanding any options, warrants, subscriptions, rights (including conversion or preemptive rights or first refusal rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or securities convertible into its capital stock. Except as set forth on Schedule 3.2(c) hereof, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company. The pro forma, post Series A Preferred and Warrant Capitalization Table attached hereto as Exhibit H is complete and correct as of the date of this Agreement.

          (d)  Treasury Stock.  The Company does not hold any shares of its
               --------------
capital stock in its treasury.

    3.3.  Subsidiaries.  The Company does not own or control any equity security
          ------------
or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

    3.4.  Authorization.  All corporate action on the part of the Company and
          -------------
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Additional Agreements and transactions contemplated hereby and thereby, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Series A Preferred and the Warrants being sold hereunder, and the authorization of the Common Stock issuable upon exercise or exchange of the Warrants (the "Warrant Shares") and the Class A Stock issuable upon conversion
               --------------
of the Series A Preferred (the "Conversion Shares"), have been taken or will be
                                -----------------
taken prior to the Closing, and this Agreement and the Additional Agreements will be duly executed by the Company, and will constitute valid and legally binding obligations of the Company, enforceable in accordance with its and their terms, subject to (i) the laws of bankruptcy and the laws affecting creditors' rights generally, (ii) the availability of equitable remedies and (iii) the fact that the Company's indemnification obligations under the Registration Rights Agreement may be unenforceable on the grounds of public policy.

    3.5.  Valid Issuance of Series A Preferred and Common Stock, Warrants and
          -------------------------------------------------------------------
Warrant Shares.  (a) The Series A Preferred and Warrants, when issued, sold and
--------------
delivered in accordance with the terms hereof for the consideration herein, and the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances, except such as may be created or suffered by the Investor, will be in compliance with all applicable state and federal securities laws and will have the rights, preferences and privileges described in the Amended and Restated Certificate of Incorporation attached as Exhibit E.

          (b) The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable, were not issued in contravention of any preemptive right or right of first refusal, and have been issued, sold and delivered by the Company in compliance with the applicable federal and state securities laws. The Conversion Shares and Warrant Shares have been duly and validly reserved and, when issued and paid for in compliance with the provisions of this Agreement, the Amended and Restated Certificate of Incorporation and the Warrants will be validly issued, fully paid and nonassessable.

          (c)  Subject to the accuracy of the Investors' representations in
Section 2 hereof and the compliance of the Investors with all applicable restrictions on transferability, the offer, sale and issuance of the Series A Preferred and the Warrants by the Company in conformity with the terms of this Agreement, the Warrant Shares to be issued in accordance with the terms of the Warrants and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Act.

          (d) Except for shares that may be issuable pursuant to the Sobel Agreement, neither the offer nor the issuance or sale of the Warrant Shares or the Conversion Shares constitutes or will constitute an event, under any capital stock or convertible security or any anti-dilution or similar provision of any agreement or instrument to which the Company is a party or by which it is bound or affected, which shall either increase the number of shares or units of capital stock issuable upon conversion of any securities or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security, or decrease the consideration per share or unit of capital stock to be received by the Company upon such conversion or exercise.

          (e) The options granted under the Company's stock option and incentive plans have been duly authorized and validly issued and were issued in compliance with the applicable federal and state securities laws. The sole stock option and incentive plan of the Company is the 1999 Stock Option Plan.

          (f) The Conversion Shares and the Warrants have been duly authorized and reserved for issuance upon the conversion of the Series A Preferred or exercise of the Warrants, as the case may be.

    3.6.  Consents.
          --------

          (a) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority or any third party on the part of the Company is required in connection with the execution and delivery of this Agreement and the Additional Agreements, and the consummation of the transactions contemplated hereby, except for filings, if any, required pursuant to applicable state securities or Blue Sky laws, which filings will be made within the required statutory or regulatory periods, and any filing pursuant to Regulation D of the SEC, which filing, if made, will be effected within 15 days of the Closing.

          (b) The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its Business or the ownership of its properties which violation would have a Material Adverse Effect. To the best of the Company's knowledge, IDT is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof affecting the Business, which violation would have a Material Adverse Effect. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its Business, the lack of which would not have a Material Adverse Effect.

    3.7.  Litigation.  Except as set forth on Schedule 3.7, there is no action,
          ----------
suit, claim, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or the Business, nor is the Company aware of any event or circumstances that it expects to form the basis for such an action, suit, claim, proceeding or investigation. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's, or to the Company's knowledge IDT's, employees, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would have a Material Adverse Effect. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

    3.8.  Non-Disclosure and Non-Competition Agreements.  Each key employee and
          ---------------------------------------------
officer of the Company has executed a Non-Disclosure and Non-Competition Agreement with the Company or with IDT which was subsequently assigned to the Company in the form of Exhibit F attached hereto. No such key employee or officer of the Company has excluded works or inventions made prior to his employment with the Company pursuant to such employee's or officer's Non-Disclosure and Non-Competition Agreement.

    3.9.  Intellectual Property.
          ---------------------

          (a) The Company hereby refers the Investors to Schedule 3.9(a), as well as all information included in the risk factors of the draft Registration Statement, on Form S-1, dated as of May 4, 1999 (as the same may be amended, the "Registration Statement"), which Schedule and risk factors modify all representations made in this Section 3.9. A copy of the risk factors is annexed hereto as Exhibit J. Except as set forth on Schedule 3.9(a), the Company has no knowledge of any infringement by it or IDT of any third-party patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for the Business (collectively, the "Intellectual Property Rights"). Except as set forth on
Schedule 3.9(a), the Company is not aware of any obligation to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright, trade secret, information or other proprietary right, with respect to the use thereof, or in connection with the conduct of the Business or otherwise other than royalties, fees or other payments (i) that would not have a Material Adverse Effect, (ii) arising from the purchase of "off the shelf" or standard products, or (iii) that are paid or payable in connection with strategic relationships, partnering agreements, bundling agreements, web linking agreements, agency agreements, affiliation agreements or other similar business arrangements in the ordinary course of the Business (excluding any such arrangements or agreements that involve licenses or rights to technology used in the Company's generally available product and service offerings). Except as set forth on Schedule 3.9(a), the

Company is not aware of any third party that is infringing upon or violating any of the Company's Intellectual Property Rights. The Company does not believe it is necessary to utilize any patented inventions or trade secrets of any of its employees made prior to their employment by the Company, except for patented inventions or trade secrets that have been assigned to the Company. Since the Company's organization, the Company and IDT, taken together, have taken reasonable security measures to protect the secrecy, confidentiality and value of the Company's trade secrets (except where the failure to do so would not have a Material Adverse Effect).

           (b) The Company has registered the URL addresses of the "net2phone.com" and "EZSurf.com" web sites (the "Web Sites") with the appropriate organizations. The Company has not received any written communication from any person that any Web Site is in violation of any law, rule or regulation or in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, trade dress, license or other proprietary right with respect thereto.

    3.10.  Compliance with Other Instruments.  The Company is not in violation
           ---------------------------------
of any provision of its Certificate of Incorporation or Bylaws, each as amended to date, or, to the Company's knowledge, in violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of federal or state statute, rule or regulation applicable to the Company, which violation or default would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement, and the Additional Agreements, and the issuance and sale of the Series A Preferred and the Warrants pursuant hereto and of the Conversion Shares pursuant to the Certificate of Incorporation and the Warrant Shares, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

    3.11.  Disclosure.  The Company has provided each Investor with true and
           ----------
complete copies of all documents and information requested by such Investor in its due diligence review of the Company. Neither this Agreement, the Schedules and Exhibits attached hereto, the Additional Agreements nor any certificate or other document to be delivered by the Company at or prior to the Closing contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date hereof and thereof. Notwithstanding the foregoing, the Registration Statement provided to each of the Investors was prepared by the management of the Company in a good faith effort to describe the Company's presently proposed business and products and the markets therefor. The assumptions applied in preparing the Registration Statement appeared reasonable to management as of the date thereof and as of the date hereof. No representations have been made to the Investors as to the timing of the filing of the Registration Statement. There are no facts which (individually or in the aggregate) would have a Material Adverse Effect that have not been set forth in this Agreement, the Schedules and Exhibits attached hereto, the Additional Agreements or in other documents delivered to the Investors or their attorneys or agents in connection herewith.

    3.12.  Agreements; Actions.
           -------------------

           (a) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any material loans or advances to any person, other than in the ordinary course of business, (iii) sold, exchanged or otherwise disposed of any material assets, or rights, other than in the ordinary course of business, or (iv) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements (as defined below)) individually in excess of $50,000 or in the aggregate in excess of $100,000.

           (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business),
(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from agreements entered into in the ordinary course of business).

           (c) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, dissolution or winding up of the Company.

           (d) The Company and IDT have entered into each of the agreements between such entities as described in Section 1.2(g) (the "Intercompany Agreements").

    3.13.  Title to Property and Assets.  The Company has good and marketable
           ----------------------------
title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and
(ii) possible liens and encumbrances which do not in any case materially detract from the value of the properties subject thereof or which would have a Materially Adverse Effect. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair, are reasonably fit and useable for the purposes for which they are being used and are adequate and sufficient for the Business.

    3.14.  Financial Statements.  The Company has delivered to each Investor its
           --------------------
audited consolidated financial statements (balance sheet, statement of operations, statement of stockholders' deficit and statement of cash flows) for the fiscal years ended July 31, 1997 and July 31, 1998 (the "Balance Sheet
                                                             -------------
Date"), its unaudited balance sheet as at January 31, 1999 and unaudited
----
statements of income, cash flow and stockholders' equity for the six-month period ending on January 31, 1999 (the "Statement Date") (together, the
                                        --------------
"Financial Statements").  The Financial Statements are complete and correct in
---------------------
all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The balance sheets included in the Financial Statements accurately set forth and fairly present the financial condition and operating results of the Company as of the dates thereof and reflect all material liabilities, contingent or otherwise, of the Company as of such dates, and the statements of operations included in the Financial Statements accurately present the operating results of the Company during the periods indicated therein.
Since the Balance Sheet Date, there has been no event which could have a Material Adverse Effect.

    3.15.  Labor Agreements and Actions; Employees.  The Company is not bound by
           ---------------------------------------
or subject to any agreement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company or the Business pending or, to the Company's knowledge, threatened, that would have a Material Adverse Effect. The Company is not aware of any labor organization activity involving the employees of the Company or otherwise affecting the Business. To the Company's knowledge, no employee, officer or consultant of the Company is in violation of any term of employment contract, patent disclosure agreement or any other contract or agreement, or any judgment, decree or order of any court or administrative agency, relating to the relationship of any such employee, officer or consultant with the Company or any other party because of the nature of the Business; nor, to the Company's knowledge, has any such employee, officer, or consultant received notice or communication of such a violation. The Company is not aware that any officer or Key Employee (as defined below), or that any group of Key Employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees or other applicable laws, the employment of each officer and employee of the Company is terminable at the will of the Company. The carrying on of the Business by the employees of the Company will not, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. For purposes of this Agreement, "Key Employee" shall mean each of Clifford M. Sobel,
                             ------------
Howard S. Balter, Ilan Slasky, David Greenblatt and H. Jeff Goldberg.

    3.16.  Insurance.  The Company carries, or is covered by, insurance with
           ---------
companies the Company reasonably believes to be responsible and in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of its Business and the value of its properties.

    3.17.  Employee Benefit Plans.  Except as set forth in Schedule 3.17, the
           ----------------------
Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended to date ("ERISA"). The
                                                             -----
Company has no material liability with respect to any Employee Benefit Plan (including, without limitation, any unfunded liability or any accumulated funding deficiency) or any material liability to the Pension Benefit Guaranty Corporation or under Title IV of ERISA with respect to a multi-employer pension benefit plan, nor would the Company have any such liability if any such plan were terminated or if the Company withdrew, in whole or in part, from any multi-employer plan.

    3.18.  Investment Company.  The Company is not, and, after giving effect to
           ------------------
the same and issuance of the Securities, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

    3.19.  Solvency.  After giving effect to the transactions contemplated by
           --------
this Agreement, (i) the fair market value of the Company's assets will be in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of the Company's assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and (iii) the Company will be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature.

    3.20.  Obligations of Management.  Each Key Employee of the Company is
           -------------------------
currently devoting one hundred percent (100%) of his or her business time to the conduct of the Business. The Company is not aware that any Key Employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working, or, to the Company's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

    3.21.  Interested Party Transactions:  Obligations to Related Parties.
           --------------------------------------------------------------
Except as disclosed on Schedule 3.21 hereto, no officer, director or shareholder of the Company or any Affiliate (as this term is defined in Rule 405 of the SEC under the Act) of any such Person or the Company has or has had, either directly or indirectly, (i) an interest in any Person which (1) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or (2) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any transaction, contract or agreement to which the Company is a party or by which it may be bound or affected. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than for indemnification, payment of salary for services rendered, reimbursement for reasonable expenses incurred on behalf of the Company and for other standard employee benefits made generally available to all employees. Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other Person.

    3.22.  Tax Returns and Payments.  The Company has timely filed all tax
           ------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not executed any waiver of any statute of limitations on the assessment or calculation of any tax or governmental charge. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom.

    3.23.  Registration Rights.  The Company is presently not under any
           -------------------
obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

    3.24.  Changes.  Since the Balance Sheet Date, there has not been:
           -------

           (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

           (b) Any resignation or termination of any Key Employee, and the Company does not know of the impending resignation or termination of employment of any such Key Employee;

           (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

           (d) Any cancellation, compromise or waiver by the Company of a valuable right or of a material debt owed to it;

           (e) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

           (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder other than the Sobel Agreement;

           (g) Any declaration or payment of any dividend or other distribution of the assets of the Company or any purchase or redemption of any of its outstanding capital stock;

           (h) Any sale, transfer or lease of the assets of the Company, except in the ordinary course of business and as provided in the Intercompany Agreements;

           (i) Any physical damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

           (j) Any issuance or sale of any shares of the capital stock or other securities of the Company or grant of any options with respect thereto, or any modification of any of the capital stock of the Company other than pursuant to the transactions contemplated hereby, the engagement letter with the Placement Agreement and the Sobel Agreement;

           (k) Any mortgage, pledge or lien incurred with respect to any of the assets of the Company;

           (l) Any other event or condition of any character that, either individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

    3.25.  Computer System.
           ---------------

           (a) To the Company's knowledge, each of the computer software programs developed by the Company that are listed on Schedule 3.25 hereto (the "Fully Operational Software") is operational in all material respects and
 --------------------------
functions substantially in accordance with its specifications, if any, or, if no written specifications exist, in the manner for which such software was designed in order to support the Company's business operations and product and service offerings; and both source code and object code versions thereof are in the Company's possession and control.

           (b) To the Company's knowledge, the computer systems and software owned or licensed by the Company (including without limitation the Fully Operational Software) are able to accurately process date data, including but not limited to calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. Notwithstanding the foregoing, the Company is conducting a review of its systems and the Fully Operational Software in connection with year 2000 compliance as described in the Registration Statement, which summary has been reviewed, and is understood, by the Investors.

    3.26.  Minute Books.  The minute books of the Company provided to the
           ------------
Investors contain a summary of all material, scheduled meetings of directors and stockholders since the time of incorporation, and fairly and accurately reflect, in all material respects, all matters and transactions referred to in such minute books.

    3.27.  Real Property Holding Corporation.  The Company is not a real
           ---------------------------------
property holding corporation within the meaning of Section 8979(c)(2) of the Code and any regulations promulgated thereunder.

    3.28.  Health and Safety Laws.  To its knowledge, the Company is not in
           ----------------------
violation of any applicable statute, law or regulation relating to occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

    3.29.  Environmental Matters.
           ---------------------
           (a) No hazardous material, hazardous substance or toxic substance as defined in applicable environmental laws, rules and regulations ("Hazardous
                                                                  ---------
Materials") (i) has been released, stored, generated, used, treated, deposited
---------
or disposed of on or under or is located on or under any real property currently or previously owned or leased by the Company, (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any applicable law, (iii) is required by applicable law to be removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under applicable law.

           (b) To the Company's knowledge, the Company and IDT have maintained their properties and assets and conducted their Business in accordance with all federal, state and local statutes, laws, rules and regulations pertaining to conversation and protection of the environment and the release, treatment, discharge, use, handling, storage, production and disposal of Hazardous Materials.

           (c) No written notice, citation, summons or order has been received by the Company or IDT and no written notice has been received by the Company or IDT of any pending or threatened investigation or review by any governmental or other entity, with respect to (i) any alleged violation by the Company or IDT of any environmental statute, ordinance, rule, regulation or order of any governmental entity, or (ii) any alleged failure by the Company or IDT to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company or IDT of any Hazardous Material.

    3.30.  D&O Insurance.  The Company shall obtain directors' and officers'
           -------------
liability insurance and such other policies of insurance approved from time to time by the Board of Directors, issued by insurers of recognized standing and responsibility, with such coverage and in such amounts as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated.

    3.31.  Material Agreements.
           -------------------

           (a) Set forth on Schedule 3.31(a) is a complete list of all agreements, contracts, leases, licenses, instruments and commitments (oral or written) to which the Company is a party or is bound that, individually or in the aggregate, are material to the business, assets, financial condition, results of operation or properties of the Company ("Material Agreements").
                                                    -------------------
           (b) The Company, and to the best of the Company's knowledge IDT, have not materially breached, nor does the Company have any knowledge of any claim or threat that the Company, or to the best of the Company's knowledge IDT, have breached, any term or condition of (i) any Material Agreement, or (ii) any other agreement, contract, lease, license, instrument or commitment that, individually or in the aggregate, would have a Material Adverse Effect. Each Material Agreement is in full force and effect, and, to the Company's knowledge, no other party to such Material Agreement is in default thereunder. Except as set forth on Schedule 3.31(b), the Company is not a party to any agreement that materially restricts its ability to market or sell any of its products (whether by territorial restriction or otherwise).

4.  Covenants of the Company.  The Company hereby covenants and agrees as
    ------------------------
follows:

           (a)  Basic Financial Information.  So long as any Investor holds
                ---------------------------
shares of Series A Preferred, the Company will furnish such Investor with (i) an annual budget at least 45 days prior to the beginning of each fiscal year (which budget may be revised at the discretion of the Board of Directors), (ii) quarterly financial statements (including balance sheet, statement of operations, statement of stockholders' deficit and statement of cash flows) within 45 days of the end of each quarter, all in a form which shall be reasonably acceptable to the Investors, and (iii) within 90 days following each fiscal year end, financial statements audited by an accounting firm of national recognition selected by the Board of Directors. In addition, beginning with the first calendar month following the six month anniversary of the Closing, the Company will provide the Investors with monthly budget forecasts. The Investor hereby agrees to keep such information confidential, will not disclose it to any third parties except to its affiliates, beneficial owners and its and their respective advisors and will disclose it to its employees only on a need-to-know basis, except as necessary for such Investor to enforce its rights under this Agreement or any of the Additional Agreements, or pursuant to a subpoena or otherwise pursuant to any legal process or as otherwise required by law.

           (b)  Inspection Rights.  So long as any Investor holds at least
                -----------------
twenty percent (20%) of the then outstanding shares of Series A Preferred, the Company shall permit such Investor, its representatives and advisors inspection rights during normal business hours upon prior written request to the Company. Such inspection rights shall not apply to information the Company reasonably determines to be confidential. The term "inspection rights," as used in this Section shall include, but be limited to the right of the Investor and its representatives and advisors to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such times as may be reasonably requested.

          (c)  Termination of Information Rights. The Investors' rights pursuant
               ---------------------------------
to paragraphs (a) and (b) of this Section shall terminate upon the consummation of a Qualifying Public Offering, as defined in the Amended and Restated Certificate of Incorporation. All other rights of the Investors pursuant to this
Section 4 shall survive the consummation of a Qualifying Public Offering.

          (d)  Right to Elect Directors.
               ------------------------

               (i) For so long as the Investors who are affiliates of Softbank (the "Softbank Investors") hold a majority of the Series A Preferred
           ------------------
     originally purchased pursuant to their respective Subscription Agreements or the shares of Class A Stock into which such Series A Preferred are convertible, the Softbank Investors will be entitled to nominate, and the Company and the directors of the Company shall use their best efforts to secure the election of, a person to serve as a director of the Company (the "Softbank Director"). The Softbank Director shall have the right to serve
      -----------------
     on the Company's Compensation Committee or Audit Committee. Once the Softbank Investors no longer hold any of the shares of Series A Preferred originally purchased pursuant to their respective Subscription Agreements, they shall use their best efforts to secure the immediate resignation of the Softbank Director. From the Closing until the earlier to occur of either (1) 45 days from the Closing or (2) three business days before such time as the Company prints a preliminary prospectus or "red herring" in connection with a Qualifying Public Offering, the Softbank Investors may choose to have a second observer pursuant to Section 4(i) hereof in lieu of causing the election of the Softbank Director as provided herein.

               (ii) For so long as GE Capital Equity Investments Inc., its affiliates or beneficial owners (collectively, the "GE Investors") hold a
                                                         ------------
     majority of the Series A Preferred originally purchased pursuant to their respective Subscription Agreements or the shares of Class A Stock into which such Series A Preferred are convertible, the GE Investors will be entitled to nominate, and the Company and the directors of the Company shall use their best efforts to secure the election of, a person to serve as a director of the Company (the "GE Director"). The GE Director shall
                                        -----------
     have the right to serve on either the Company's Compensation Committee or Audit Committee; provided, however, that such right shall only apply to the committee upon which the Softbank Director shall choose not to serve. Once the GE Investors no longer hold any of the Series A Preferred originally purchased pursuant to their respective Subscription Agreements, they shall use their best efforts to secure the immediate resignation of the GE Director. From the Closing until the earlier to occur of either (1) 45 days from the Closing or (2) three business days before such time as the Company prints a preliminary prospectus or "red herring" in connection with a Qualifying Public Offering, the GE Investors may choose to have a second observer pursuant to Section 4(i) hereof in lieu of causing the election of the GE Director as provided herein.

          (e)  Board Composition.  Following the Closing, the Board shall
               -----------------
consist of between five and eleven members, two of which shall be elected by the Series A Preferred Stock voting as a separate class (the "Series A Directors"), which Series A Directors shall be the Softbank Director and GE Director. At least one director, if the number of directors is five or less, and at least two directors, if the number of directors is greater than six, shall be an outside director mutually acceptable to the other Board members.

          (f)  Board Meetings.  Board of Directors meetings shall be held
               --------------
quarterly until such time as the Board determines that quarterly meetings are not required or until the Series A Preferred is no longer outstanding. The Company will reimburse the Series A Directors for the customary and reasonable expenses in attending Board meetings.

          (g)  Committees.  The Board of Directors will establish a Compensation
               ----------
Committee to recommend management compensation, the Company benefit plan, and general options plans for approval by the Board of Directors. The Board of Directors will also establish an Audit Committee.

          (h)  Technical Advisory Committee. Within 45 days from the date
               ----------------------------
hereof, the Board of Directors will establish a Technical Advisory Committee to advise the board and make recommendations with respect to various technical aspects of the Company's current and proposed products and service offerings. For so long as America Online, Inc., its affiliates or beneficial owners (collectively, the "AOL Investors") hold any of the Series A Preferred originally purchased pursuant to this Agreement, a representative of the AOL Investors will be entitled to serve as a non-Director member of the Technical Advisory Committee; provided, however, that the AOL Investor's representative
                    --------  -------
must treat as strictly confidential any and all nonpublic information relating to the Company obtained as a result of serving as a member of this committee.

          (i)  Right to Observer.  In addition to the Softbank Investors' and GE
               -----------------
Investors' representation on the Company's board of directors, from the Closing until the later to occur of (i) such time as the Softbank Investors, GE Investors or AOL Investors, as the case may be, no longer hold a majority of the Series A Preferred originally purchased pursuant to their respective Subscription Agreements or the shares of Class A Stock into which such Series A Preferred are convertible, or (ii) the consummation of a Qualifying Public Offering, as defined in the Amended and Restated Certificate of Incorporation, a representative of the Softbank Investors, the GE Investors and AOL Investors may attend all meetings of the Company's board of directors in a nonvoting observer capacity and the Company shall notify such observer of the date, place, and time of such meetings; provided, however, the Softbank Investors or GE Investors may
                  --------  -------
each elect to have a second observer pursuant to this Section 4(i) in lieu of their respective directors as provided in Section 4(d) hereof.

          (j)  VCOC Investors.
               --------------

               (i) A representative of the VCOC Investors shall be entitled to consult with and advise the management of the Company on significant business issues, including management's proposed annual and quarterly operation plans, and the Company hereby agrees to meet with such representative of the VCOC Investors within thirty days after the end of each fiscal quarter at the Company's headquarters at a mutually agreeable time for such consultation and advice and to review the Company's progress in achieving said plans.

               (ii) A representative of the VCOC Investors may examine the books and records of the Company and inspect its facilities and request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations; provided that access
                                                          --------
     to confidential proprietary information and facilities need not be provided except to the extent such confidential information is provided to all other Investors.

          (k)  Confidential Information.  Any and all directors, observers and
               ------------------------
VCOC Investors or representatives obtaining information from the Company pursuant to their respective rights under paragraphs (d), (e) or (f) of this
Section 4 hereby agree to keep confidential all information they obtain related to the Company deemed sensitive or confidential by the Company in its reasonable discretion, and shall execute and be bound by a confidentiality and non-disclosure agreement relating to all information to which they have access as a result of serving in such capacity.

          (l)  Legal Fees and Expenses.  The Company shall pay or reimburse
               -----------------------
Investors for the reasonable fees and expenses of their counsel incurred in connection with the review and negotiation of this Agreement and the Additional Agreements, and all other documentation necessary to consummate the transactions contemplated hereby, and all reasonable fees and expenses of such counsel incurred in connection with its legal due diligence investigation of the Company and its business prospects, whether or not the transactions contemplated hereby are consummated; provided, however, that such reimbursement amount shall not
                 --------  -------
exceed $20,000 for Cooley Godward LLP, counsel for Softbank and H&Q, and shall not exceed $10,000 for Paul, Hastings, Janofsky & Walker LLP, counsel for the GE Investors.

          (m)  Use of Proceeds.  The Company shall use the proceeds from the
               ---------------
sale of the Series A Preferred and Warrants for the general working capital needs of the Company. The Company will not use the proceeds from the sale of the Series A Preferred and Warrants to pay any principal outstanding on the note between the Company and IDT, a copy of which is attached hereto as Exhibit I. Notwithstanding the foregoing, the Company will pay to IDT the sum of $8 million out of the proceeds of the offering to repay IDT for payments made by IDT on behalf of the Company to Netscape in the amount of $7 million and to IBM in the amount of $1 million.

          (n)  The Netscape Agreement.  The Company will in good faith
               ----------------------
renegotiate with Netscape Communications Corporation ("Netscape") certain limited portions of the agreement entered into by and between the Company and Netscape, dated February __, 1999 (the "Netscape Agreement"), in order to provide Netscape with (i) access to and greater control over those customers of the Company who became customers of the Company as a result of the transactions contemplated by the Netscape Agreement and (ii) greater economic opportunity to cross-sell Netscape or AOL products and services to those customers of the Company who became customers of the Company as a result of the transactions contemplated by the Netscape Agreement.

5.  Rights of First Refusal
    -----------------------

    5.1.  Subsequent Offerings.  Each Investor shall have a right of first
          --------------------
refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
5.6 hereof. Each Investor's pro rata share is equal to the ratio of (i) the number of shares of the Company's Common Stock (including all Conversion Shares and Warrant Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (ii) the total number of shares of the Company's outstanding Common Stock (including all Conversion Shares and Warrant Shares) immediately prior to the issuance of the Equity Securities. As used in this Section 5, the term "Equity Securities" shall mean
(1) any Common Stock, Preferred Stock or other security of the Company, (2) any security carrying any warrant convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (3) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (4) any such warrant or right.

    5.2.  Exercise of Rights.  If the Company proposes to issue any Equity
          ------------------
Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days after receipt of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

    5.3.  Issuance of Equity Securities to Other Person.  If not all of the
          ---------------------------------------------
Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to
Section 5.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

    5.4.  Termination and Waiver of Rights of First Refusal.  The rights of
          -------------------------------------------------
first refusal established by this Section 5 shall not apply to, and shall terminate upon the earlier of (i) a

Qualifying Public Offering, as defined in the Amended and Restated Certificate of Incorporation or (ii) an Acquisition or Asset transfer as defined in the Amended and Restated Certificate of Incorporation. The rights of first refusal established by this Section 5 may be amended, or any provision waived with the written consent of the Investors holding a majority of the Registrable Securities, as defined in the Registration Rights Agreement, held by all Investors, or as permitted by Section 5.6; provided, however, that
                                           --------  -------
no amendment or waiver shall be effective without the affirmative vote or written consent of holders owning in the aggregate 66-2/3% or more of the Series A Preferred then outstanding.

    5.5.  Transfer of Rights of First Refusal.  The rights of first refusal of
          -----------------------------------
each Investor under this Section 5 may be transferred to the permitted transferees as governed by the Registration Rights Agreement, subject to the same restrictions, as any transfer of registration rights pursuant to the Registration Rights Agreement.

    5.6.  Excluded Securities.  The rights of first refusal established by this
          -------------------
Section 5 shall have no application to any of the following Equity Securities:

          (a) up to an aggregate amount of 1,680,000 shares of Common Stock and an additional 10-15% of the Company that will be set aside for the issuance of employee stock options at the Qualified Public Offering (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued after the Original Issue Date (as defined in the Company's Amended and Restated Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors including the representatives designated by the holders of the Series A Preferred.

          (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement; options and warrants outstanding as of the date of this Agreement; and stock issued after the date of this Agreement pursuant to any such rights or agreements outstanding as of the date of this Agreement; provided that the rights of first refusal established by this Section 5 shall not be applied with respect to the initial sale or grant by the Company of such rights or agreements.

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors including the representatives designated by the holders of the Series A Preferred;

          (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e) shares of Common Stock issued upon conversion of the Series A Preferred or exercise of the Warrants;

          (f) any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors including the representatives designated by the holders of the Series A Preferred;

          (g) any Equity Securities that are issued by the Company pursuant to a registration statement file under the Securities Act, including in a Qualifying Public Offering, as defined in the Amended and Restated Certificate of Incorporation; and

          (h) the sale of the balance of the authorized Series A Preferred and Warrants pursuant to Section 1.4.

6.  Conditions of the Investor's Obligations at Closing.  The obligations of the
    ---------------------------------------------------
Investor to pay the Purchase Price for the Investor Shares and the Investor Warrants to the Company is absolute, subject to the fulfillment or waiver at or before the Closing of each of the following conditions by the Company, any or all of which may be waived by the Investor:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 3 hereof shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          (b)  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations, covenants and conditions contained in this Agreement and the Additional Agreements that are required to be performed or complied with by the Company at or before the Closing.

          (c)  Delivery of the Memorandum.  The Placement Agent shall have
               --------------------------
delivered to the Investor a copy of the Memorandum.

          (d)  Resolutions.  The Company shall have delivered to the Investor a
               -----------
certified copy of the resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby.

          (e)  Certificate.  The Investor shall have received a certificate,
               -----------
dated as of the Closing, executed by an executive of the Company and stating that the conditions set forth in clauses (a) and (b) above have been satisfied.

          (f)  Amended and Restated Certificate of Incorporation.  The Company
               -------------------------------------------------
shall have adopted resolutions setting forth the terms of the Investor Shares as set forth in the Amended and Restated Certificate of Incorporation and shall have filed the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

          (g)  Opinion of Morrison & Foerster LLP.  Morrison & Foerster LLP,
               ----------------------------------
counsel to the Company, shall deliver an opinion addressed to the Investors, dated the date of the Closing, substantially in the form attached as Exhibit G.

          (h)  Other Agreements.  The Additional Agreements shall have been
               ----------------
executed and delivered by the parties thereto.

          (i)  Force Majeure.  Subsequent to the execution and delivery of this
               -------------
Agreement, there shall not have occurred any of the following: (i) a suspension of trading in securities generally on the Nasdaq National Market by the SEC, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a declaration of a banking moratorium by federal or state authorities of the United States or (iii) an escalation of a national emergency or war by the United States which, in any such case, would have a Material Adverse Effect.

          (j)  Consents, Permits and Waivers.  The Company shall have obtained
               -----------------------------
any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Additional Agreements.

          (k)  Indemnification.  The bylaws of the Company provide for the
               ---------------
indemnification of directors to the fullest extent permitted by Delaware law.

          (l)  Minimum Purchase.  All of the Series A Preferred and all of the
               ----------------
Warrants shall be purchased on the Closing Date.

7.  Conditions of the Company's Obligations at Closing.  The obligations of the
    --------------------------------------------------
Company are subject to the fulfillment or waiver at or before the Closing of each of the following conditions:

    (a)  Representations and Warranties.  The representations and warranties of
         ------------------------------
the Investor contained in Section 2 hereof shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the date of the Closing.

    (b)  Performance.  The Investor shall have performed and complied with all
         -----------
agreements, obligations and conditions in this Agreement that are required to be performed or complied with by such Investor at or before the Closing.

    (c)  Other Agreements.  The Registration Rights Agreement and the
         ----------------
Shareholders Agreement have been executed and delivered by the parties thereto.

8.  Transfer Limitations: 1933 Act Legend.
    -------------------------------------
    (a) Unless sold pursuant to an effective registration statement, each certificate representing Securities shall bear a legend substantially in the following form:

               "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Act or, except as otherwise permitted pursuant to Rule 144 under the Act or another exemption from registration under the Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required and are subject to transfer restrictions as set forth in a Subscription Agreement, dated May __, 1999, and the operative agreements entered into in connection therewith, copies of which may be obtained from the Company."

          The foregoing legend, if necessary, shall be removed from the certificates representing any Series A Preferred, Warrant, Warrant Shares and Conversion Shares, at the request of the holder thereof, at such time as (i) they are sold pursuant to an effective registration statement, (ii) they become eligible for resale pursuant to Rule 144(k) under the Act or another provision of Rule 144 of the Act pursuant to which all or a portion of such underlying Common Shares could be sold in a single transaction, or (iii) an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the proposed transfer is exempt from the Act. The transfer agent for the Securities will issue new Securities without the legend upon receipt of a certificate from the Investor stating that the Securities have been registered or transferred pursuant to an effective registration statement under the Act or can be sold in reliance upon Rule 144 or the Company has received an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the Act.

9.  Indemnification.
    ---------------

    9.1.  Company Indemnification.  The Company covenants and agrees to defend,
          -----------------------
indemnify and save and hold harmless each Investor, together with its officers, directors, partners, shareholders, employees, trustees, affiliates (within the meaning of Rule 405 of the SEC under the Act), beneficial owners, attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company or a third party claim) (collectively, "Investor Losses") up to the amount of such Investor's original
                ---------------
investment in the Private Placement (as set forth on Schedule A hereto) arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, any Additional Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement or any Additional Agreement; or (iii) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the conduct by the Company of its Business or operations, or the Company's occupancy or use of its properties or assets, on or prior to the Closing Date; other than, with respect to an Investor. Investor Losses resulting directly from the gross negligence or willful misconduct of such Investor or any of its respective officers, directors, employees, or any affiliate within the meaning of Rule 405 of the SEC under the Act are not covered under this Section 9.1; provided, however, that, if and to the extent
                                --------  -------
that such indemnification is
unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

    9.2.  Investor Indemnification.  Each Investor covenants and agrees,
          ------------------------
severally and not jointly, to defend, indemnify and save and hold harmless the Company, together with its officers, directors, partners, shareholders, employees, trustees, affiliates (within the meaning of Rule 405 of the SEC under the Act), attorneys and representatives, from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of counsel and accountants and other costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against any such Investor or a third party claim) (collectively, "Company Losses"), up to
                                                      --------------
the amount of such Investor's original investment in the Private Placement (as set forth in Schedule A hereto) arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, any Additional Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure of the Investor to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement or any Additional Agreement. Company Losses resulting directly from the gross negligence or willful misconduct of the Company or any of its respective officers, directors, employees, or any affiliate within the meaning of Rule 405 of the SEC under the Act are not covered under this Section 9.2; provided,
                                                                 --------
however, that, if and to
-------
the extent that such indemnification is unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

    9.3.  Procedure.  Each party entitled to be indemnified pursuant to Section
          ---------
9.1 and 9.2 (each, an "Indemnified Party") shall notify the other party in
                       -----------------
writing of any action against such Indemnified Party in respect of which the other party is or may be obligated to provide indemnification on account of
Section 9.1 or 9.2, promptly after the receipt of notice or knowledge of the commencement thereof. The omission of any Indemnified Party so to notify the other party of any such action shall not relieve such other party from any liability which it may have to such Indemnified Party except to the extent the other party shall have been materially prejudiced by the omission of such Indemnified Party so to notify it, pursuant to this Section 9.3. In case any such action shall be brought against any Indemnified Party and it shall notify the other party of the commencement thereof, the other party shall be entitled to participate therein and, to the extent that such other party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the other party will not be liable to such Indemnified Party under Section 9.1 or 9.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the other party; provided, however, that (i) if the other party shall elect not to
             --------  -------
assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the other party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the other party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the other party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

    9.4.  Indemnification Non-Exclusive.  The foregoing indemnification
          -----------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

    10.    Miscellaneous.
           -------------

    10.1.  Survival of Warranties.  The representations and warranties set forth
           ----------------------
in Sections 2 and 3 hereof and the covenants contained in Section 4 hereof shall survive indefinitely.

    10.2.  Successors and Assigns.  This Agreement may not be assigned by any
           ----------------------
Investor or the Company without the prior written consent of the other party hereto; provided, however, that this Agreement may be transferred by any
        --------  -------
Investor to one or more of its affiliates or beneficial owners, or to any other Investor. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    10.3.  Governing Law; Submission to Jurisdiction.  This Agreement shall be
           -----------------------------------------
governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions. Each of the Company and the Investor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

    10.4.  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

    10.5.  Captions and Headings.  The captions and headings used in this
           ---------------------
Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

    10.6.  Notices.  Unless otherwise provided, any notice or other
           -------
communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or three business days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt:

          If to the Company:      Net2Phone, Inc.
                                  171 Main Street
                                  Hackensack, NJ  07601
                                  Attn:  Ilan Slasky
                                  Fax:  201-907-5351

          with a copy to:         IDT Corporation
                                  190 Main Street
                                  Hackensack, NJ  07601
                                  Attn:  Joyce Mason
                                  Fax:  201-928-2952

          and a copy to:          Morrison & Foerster LLP
                                  1290 Avenue of the Americas
                                  New York, NY  10104
                                  Attn:  Ira Greenstein
                                  Fax:  (212) 468-7900


          If to the Investors:    Notice shall be sent to the person and address
                                  indicated on signature page hereof.

          with a copy to:         Cooley Godward LLP
                                  Five Palo Alto Square
                                  3000 El Camino Road
                                  Palo Alto, CA  94306-2155
                                  Attn:  Eric Jensen
                                  Fax:  650-857-0663


          and a copy to:          Paul, Hastings, Janofsky & Walker LLP
                                  555 S. Flower Street
                                  Los Angeles, CA  90071-2371
                                  Attn:  Siobhan M. Burke
                                  Fax:  (213) 627-0705


          and a copy to:          NBC Multimedia, Inc.
                                  c/o National Broadcasting Company
                                  30 Rockefeller Plaza
                                  New York, New York  10012
                                  Attn:  Vice President, Law, Corporate
                                  Transactions Group
                                  Fax:  (212) 977-7165

     10.7.  Finder's Fee.  Each of the Company, on the one hand, and the
            ------------
Investor, on the other hand, severally represents and warrants to the other party hereto that neither it nor any of its officers, directors, general partners, agents, employees or affiliates, has engaged or authorized any broker or finder, other than the Placement Agent (the costs and expenses of which shall be paid by the Company), to act, directly or indirectly, on its behalf, in connection with the transactions contemplated by this Agreement, or has consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim. The provisions of this Section 10.7 shall survive any termination of this Agreement. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 10.7 being untrue.

    10.8.  Amendments and Waivers.  Except as provided in Section 10.13, any
           ----------------------
term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company and Investors holding at least a majority of the Series A Preferred; provided, however, that no amendment or waiver shall be effective without the
--------  -------
affirmative vote or written consent of holders owning in the aggregate 66-2/3% or more of the Series A Preferred then outstanding. Any amendment or waiver effected in accordance with this Section 10.8 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the other parties to this Agreement.

    10.9.  Severability.  If one or more provisions of this Agreement are held
           ------------
to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    10.10.  Entire Agreement.  This Agreement (and the Exhibits hereto) and the
            ----------------
Additional Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and discussions between them, and all documents delivered by or on behalf of the Company to the Investor and its agents and representatives, with respect to such subject matter.

    10.11.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    10.12.  Publicity.  None of the Company, IDT or any Investor shall issue,
            ---------
publish or disseminate or cause to be issued, published or disseminated any press release or public communication relating to this Agreement or any Additional Agreement or any of the transactions contemplated herein or therein using the name or any trade mark, logo, tradename, trade dress or other intellectual property or otherwise referring to any Investor or any affiliate or beneficial owner of an Investor, the Company or IDT, as the case may be, without the prior written consent of such other party.

    10.13.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO
            --------------------
A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE ADDITIONAL AGREEMENTS, THE SERIES A PREFERRED, THE WARRANTS, THE CONVERSION SHARES OR THE WARRANT SHARES, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 10.13 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:





By: /s/ Howard Balter               By:
   -----------------------             ---------------------------
  Name:  Howard Balter                 Name:
  Title: CEO                           Title:


                                    Name:
                                         -------------------------
IDT CORPORATION                     Address:
                                         -------------------------
                                    Title:
                                          ------------------------
                                    Telephone No.
                                                 -----------------
By: /s/ Joyce J. Mason              Fax No.
   -------------------------               -----------------------
  Name:  Joyce J. Mason             Date:
  Title: Senior V.P., Secretary,         -------------------------
         General Counsel

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:
                                    SOFTBANK TECHNOLOGY VENTURES IV LP
                                    By:  STV IV LLC its General Partner

By:                                 By:  /s/ Gary Rieschel
   ------------------------              ---------------------------------
   Name:                                 Name:   Gary Rieschel
   Title:                                Title:  Executive Managing Member

                                    Name:
                                         ---------------------------------
IDT CORPORATION                     Address:
                                            ------------------------------
                                    Title:
                                          --------------------------------
                                    Telephone No.
                                                 -------------------------
By:                                 Fax No.
   ------------------------                -------------------------------
   Name:                            Date:
   Title:                                ---------------------------------

                                    SOFTBANK TECHNOLOGY ADVISORS FUND LP
                                    By:  STV IV LLC, its General Partner

                                    By:  /s/ Gary Rieschel
                                         ---------------------------------
                                         Name:   Gary Rieschel
                                         Title:  Executive Managing Member

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:
                                    GE CAPITAL EQUITY INVESTMENTS, INC.

By:                                 By:  /s/ Tony J. Pantuso
   ------------------------              ---------------------------------
   Name:                                 Name:   Tony J. Pantuso
   Title:                                Title:  Sr. V.P. GE Equity
                                                 Investments, Inc.

                                    Name:  Tony J. Pantuso
                                         ---------------------------------
IDT CORPORATION                     Address:  120 Long Ridge Road
                                            ------------------------------
                                    Title:  SVP
By:                                       --------------------------------
   ------------------------         Telephone No. 203-357-6577
   Name:                                         -------------------------
   Title:                           Fax No.
                                           -------------------------------
                                    Date:  5/13/99
                                         ---------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:  AMERICA ONLINE, INC.


By:                                 By:  /s/ Ronald Peele
   ------------------------              ---------------------------------
   Name:                                 Name:   Ronald Peele
   Title:                                Title:  VP/AOL Investments


                                    Name:
                                         ---------------------------------
IDT CORPORATION                     Address:
                                            ------------------------------
                                    Title:
                                          --------------------------------
                                    Telephone No.
                                                 ------------------------
By:                                 Fax No.
   ------------------------                -------------------------------
   Name:                            Date:
   Title:                                ---------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     ACCESS TECHNOLOGY PARTNERS, L.P.
                                    By:  ACCESS TECHNOLOGY MANAGEMENT, L.L.C.
                                    Its: General Partner

By:                                 By:  H&Q VENTURE MANAGEMENT, L.L.C.
   ------------------------         Its: Managing Member
   Name:
   Title:                           By:  /s/ Robert N. Savoie
                                         --------------------------------------
                                         Name:   Robert N. Savoie
                                         Title:  Tax Director, Attorney-in-Fact

                                    Name:
                                         --------------------------------------
IDT CORPORATION                     Address:
                                            -----------------------------------
                                    Title:
                                          -------------------------------------
                                    Telephone No.
                                                 ------------------------------
By:                                 Fax No.
   ------------------------                ------------------------------------
   Name:                            Date:
   Title:                                --------------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     ACCESS TECHNOLOGY PARTNERS
                                    BROKERS FUND, L.P.

By:                                 By:  H&Q VENTURE MANAGEMENT, L.L.C.
   ------------------------         Its: General Partner
   Name:
   Title:                           By:  /s/ Robert N. Savoie
                                         --------------------------------------
                                         Name:   Robert N. Savoie
                                         Title:  Tax Director, Attorney-in-Fact

                                    Name:
                                         --------------------------------------
IDT CORPORATION                     Address:
                                            -----------------------------------
                                    Title:
                                          -------------------------------------
                                    Telephone No.
                                                 ------------------------------
By:                                 Fax No.
   ------------------------                ------------------------------------
   Name:                            Date:
   Title:                                --------------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:

                                    HAMBRECHT & QUIST CALIFORNIA


By:                                 By:  /s/ Robert N. Savoie
   ------------------------            ----------------------------------------
   Name:                            Its: Tax Director, Attorney-in-Fact
   Title:

                                    Name:
                                         ---------------------------------------
IDT CORPORATION                     Address:
                                            ------------------------------------
                                    Title:
                                          --------------------------------------
                                    Telephone No.
                                                 -------------------------------
By:                                 Fax No.
   ------------------------                -------------------------------------
   Name:                            Date:
   Title:                                ---------------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:

                                    HAMBRECHT & QUIST EMPLOYEE VENTURE
                                    FUND, L.P.
By:
   --------------------------
   Name:                            By:  H&Q VENTURE MANAGEMENT, L.L.C.
   Title:                           Its: General Partner


                                         By:  /s/ Robert N. Savoie
                                              ------------------------------
                                         Its: Tax Director, Attorney-in-Fact

                                    Name:
                                         -----------------------------------
IDT CORPORATION                     Address:
                                            --------------------------------
                                    Title:
                                          ----------------------------------
                                    Telephone No.
                                                 ---------------------------
By:                                 Fax No.
   --------------------------              ---------------------------------
   Name:                            Date:
   Title:                                -----------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:


By:                                 By:  /s/ Mark J. Zanoli
   ------------------------              ---------------------------------
   Name:                                 Name:
   Title:                                Title:


                                    Name:  Mark J. Zanoli
IDT CORPORATION                          ---------------------------------
                                    Address:  124 Meadow Crest Ln.
                                            ------------------------------
By:                                 Title:  Managing Director
   ------------------------               --------------------------------
   Name:                            Telephone No. 415-439-3451
   Title:                                        -------------------------
                                    Fax No. 415-439-3131
                                           -------------------------------
                                    Date:  5/17/99
                                         ---------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                     INVESTOR:


By:                                 By:  /s/ Daniel H. Rimer
   ------------------------              ---------------------------------
   Name:                                 Name:  Daniel H. Rimer
   Title:                                Title:  Managing Director, IRG


                                    Name:  Daniel H. Rimer
IDT CORPORATION                          ---------------------------------
                                    Address:  One Bush St.
                                            ------------------------------
By:                                 Title:  Managing Director
   ------------------------               --------------------------------
   Name:                            Telephone No. 415-439-3425
   Title:                                        -------------------------
                                    Fax No. 415-439-3041
                                           -------------------------------
                                    Date:  5/14/99
                                         ---------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.


NET2PHONE, INC.                         INVESTOR:



By:                                     By: /s/ David Golden
   --------------------------              ---------------------------
   Name:                                   Name:  David Golden
   Title:                                  Title: Managing Director


                                        Name: David Golden
IDT CORPORATION                              ----------------------------------
                                        Address: 1 Bond St., SF, CA  94104
                                                -------------------------------
                                        Title: Managing Director
                                              ---------------------------------
                                        Telephone No. 415-439-3205
By:                                                  --------------------------
   --------------------------           Fax No. 415-439-3146
   Name:                                       --------------------------------
   Title:                               Date:  5/17/99
                                             ----------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                      INVESTOR:



By:                                  By: /s/ Norman D. Colbert
   -------------------------            ---------------------------------------
   Name:                             Name:  Norman D. Colbert
   Title:                            Title: Principal


                                     Name: Norman D. Colbert
IDT CORPORATION                           --------------------------------------
                                     Address: 1920 Leavenworth St., SF, CA 94133
                                             -----------------------------------
                                     Title: Principal
                                           -------------------------------------
                                     Telephone No. 415-673-6564
By:                                               ------------------------------
   -------------------------         Fax No. 415-439-3808
   Name:                                    ------------------------------------
   Title:                            Date: 5/17/99
                                          --------------------------------------

     IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE,INC.                              INVESTOR:


By:                                         By: /s/ Daniel H. Case III
   -------------------------                   ---------------------------------
   Name:                                       Name:
   Title:                                      Title:


                                            Name:   Daniel H. Case III
                                                 -------------------------------
IDT CORPORATION                             Address: 200 Walnut St.
                                                    ----------------------------
                                            Title:  Chairman and CEO
                                                  ------------------------------
                                            Telephone No. 415-439-3631
                                                         -----------------------
By:                                         Fax No. 415-439-3263
   -------------------------                       -----------------------------
   Name:                                    Date:  5/14/99
   Title:                                        -------------------------------

          IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.

NET2PHONE, INC.                         INVESTOR:



By:                                     By: /s/ Timothy W. Baughman
   --------------------------------         -----------------------------------
   Name:                                   Name:  Timothy W. Baughman
   Title:                                  Title: Principal


                                        Name: Timothy W. Baughman
IDT CORPORATION                              ----------------------------------
                                        Address: 35 Crest Rd., Ross, GA 94957
                                                -------------------------------
                                        Title: Principal
                                              ---------------------------------
                                        Telephone No. 415-439-3373
By:                                                  --------------------------
   --------------------------------     Fax No. 415-439-3131
   Name:                                       --------------------------------
   Title:                               Date: 5/17/99
                                             ----------------------------------

     IN WITNESS WHEREOF, the Investor has executed this Agreement on the day and year first above written.


NET2PHONE, INC.                        INVESTOR:
                                       ABS EMPLOYEES' VENTURE FUND
                                       LIMITED PARTNERSHIP

By:                                    By: /s/ M.A. Shattuck III
   ----------------------------           --------------------------------------
   Name:                                  Name:  M.A. Shattuck III
   Title:                                 Title: President of Alex. Brown
                                                 Investments, Inc. and GP of the
                                                 Partnership

                                       Name:
                                            ------------------------------------
IDT CORPORATION                        Address:
                                               ---------------------------------
                                       Title:
                                             -----------------------------------
                                       Telephone No.
                                                    ----------------------------
By:                                    Fax No.
   ----------------------------               ----------------------------------
   Name:                               Date:
   Title                                    ------------------------------------